EXHIBIT 11.   STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME (LOSS)
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                                          B.M.J. Financial Corp. and Subsidiaries
                                       Computation of Income (Loss) Per Common Share

                                                                                     Twelve Months Ended
(In thousands except for number                                                          December 31,
of shares and per share amounts)                                   -----------------------------------------------
                                                                          1995              1994              1993
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Income before cumulative effect
     of change in accounting principle .....................       $     8,314       $    12,507       $       610

Cumulative effect of change in accounting principle ........              --                --              (1,500)
                                                                   -----------       -----------       -----------
Net income (loss) ..........................................       $     8,314       $    12,507       ($      890)
                                                                   ===========       ===========       ===========

Weighted average outstanding common shares for
     computation of primary income (loss) per share ........         7,604,506         7,572,691         6,919,854

Additional common stock equivalents ........................           106,382            45,370              --
                                                                   -----------       -----------       -----------
Adjusted average outstanding shares for
     computation of primary income (loss) per share ........         7,710,888         7,618,061         6,919,854
                                                                     =========         =========         =========

Primary income per share before cumulative effect
     of change in accounting principle .....................       $      1.08       $      1.64       $      0.09

Cumulative per share effect of change in
     accounting principle ..................................              --                --               (0.22)
                                                                   -----------       -----------       -----------
Primary income (loss) per share ............................       $      1.08       $      1.64       ($     0.13)
                                                                   ===========       ===========       ===========


Net income (loss) ..........................................       $     8,314       $    12,507       ($      890)

Adjustment to interest expense for reduction
     of existing debt, net of tax effect ...................               131               134              --
                                                                   -----------       -----------       -----------
Net income (loss), as adjusted, for computation
     of fully diluted income (loss) per share ..............       $     8,445       $    12,641       ($      890)
                                                                   ===========       ===========       ===========

Weighted average outstanding common shares .................         7,604,506         7,572,691         6,919,854

Additional shares issued assuming conversion of
     convertible capital notes and exercise of stock options           305,952           311,642              --
                                                                   -----------       -----------       -----------
Adjusted average outstanding shares for computation
     of fully diluted income (loss) per share ..............         7,910,458         7,884,333         6,919,854
                                                                     =========         =========         =========

Fully diluted income (loss) per share ......................       $      1.07       $      1.60       ($     0.13)
                                                                   ===========       ===========       ===========
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